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                                                                    Exhibit 12.1

                       Old Dominion Electric Cooperative

       Computation of Ratio of Earnings to Fixed Charges and Other Ratios

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

                                              Six Months Ending                          Twelve Months Ending
                                                  June 30,                                   December 31,
                                            ---------------------        --------------------------------------------------------
                                               2002        2001            2001        2000        1999        1998         1997
                                            ---------   ---------        --------     -------     -------     -------      ------
Computation of Ratio of Earnings
  to Fixed Charges:

Net margin ................................     5,043       3,896           8,440       8,229       9,839      12,094      12,799
Interest ..................................    25,211      19,478          42,198      41,155      49,197      60,462      63,989
Less interest capitalized during period ...    (4,996)       (189)           (968)       (274)       (311)       (420)       (392)
Amortization of lease obligation ..........     4,938       4,729           9,563       9,161       8,785       8,414       8,138
Interest portion of rental expense ........        40          40              84          79          78          61          73
                                            ---------   ---------        --------     -------     -------     -------      ------
     Earnings .............................    30,236      27,954          59,317      58,350      67,588      80,611      84,607
                                            ---------   ---------        --------     -------     -------     -------      ------

Interest ..................................    25,211      19,478          42,198      41,155      49,197      60,462      63,989
Amortization of lease obligation ..........     4,938       4,729           9,563       9,161       8,785       8,414       8,138
Interest portion of rental expense ........        40          40              84          79          78          61          73
                                            ---------   ---------        --------     -------     -------     -------      ------
     Fixed Charges ........................    30,189      24,247          51,845      50,395      58,060      68,937      72,200
                                            ---------   ---------        --------     -------     -------     -------      ------
Ratio of Earnings to Fixed Charges ........      1.00        1.15            1.14        1.16        1.16        1.17        1.17
                                            =========   =========        ========     =======     =======     =======      ======

Computation of Equity Ratio:

Patronage capital .........................   230,580     220,994         225,538     224,598     216,369     206,530     197,552
Long-term debt ............................   626,599     447,564         625,232     449,823     509,606     584,630     605,878
                                            ---------   ---------        --------     -------     -------     -------      ------
                                              857,179     668,558         850,770     674,421     725,975     791,160     803,430
                                            ---------   ---------        --------     -------     -------     -------      ------
Equity Ratio ..............................     26.9%       33.1%           26.5%       33.3%       29.8%       26.1%       24.6%
                                            =========   =========        ========     =======     =======     =======      ======


Computation of Margins for
  Interest Ratio:

Net margin ................................     5,043       3,896           8,440       8,229       9,839      12,094      12,799
Interest ..................................    25,041      19,106          41,473      40,553      48,718      59,770      63,364
                                            ---------   ---------        --------     -------     -------     -------      ------
                                               30,084      23,002          49,913      48,782      58,557      71,864      76,163
                                            ---------   ---------        --------     -------     -------     -------      ------
Margins for Interest Ratio ................      1.20        1.20            1.20        1.20        1.20        1.20        1.20
                                            =========   =========        ========     =======     =======     =======      ======

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